MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (the "MOU") is made effective as of this 15th day of March, 2007

BETWEEN:

> **0743608 B.C. LTD.**, a company incorporated under the laws of the Province of British Columbia, having a business office at 5774 Deadpine Drive, Kelowna, British Columbia, Canada V1P 1A3
>
> (the "0743608")

AND:

> **GOLDEN ARIA CORP**, a corporation incorporated under the laws of the State of Nevada, having a business office at #604 – 700 West Pender Street, Vancouver, British Columbia V6C 1G8
>
> (the "Golden Aria")
>
> (collectively, the "Parties")

Golden Aria and 0743608 have agreed on March 15, 2007 to effect the sale of an oil & gas property interest from 0743608 to Golden Aria as herein noted:

1. 0743608 has paid as of February 14, 2007, CDN$391,857 to earn a 15% before payout ("BPO") (7.5% after payout ("APO")) interest in a prospect covering the South East Quarter (SE ¼) of Section 25, Township 6, Range 2, West of the Second Meridian (W2M) in the West Queensdale, Saskatchewan area (the "Farmout Land") and the North East Quarter (NE ¼) of Section 25, Township 6, Range 2, West of the Second Meridian (W2M) in the West Queensdale, Saskatchewan (the "Option Land").

2. Golden Aria agrees to pay CND$500,000 and 1,000,000 shares in the common stock of Golden Aria (the "Shares") to 0743608 for all its interest, including cash flows from the date of this MOU forward, in the Farmout Land and in the Option Land. Payment of the Shares shall be within 30 days of the signing of a definitive agreement. Payment of the $500,000 shall be made in monthly payments, as to not less than 80% of the cash flow payments received by Golden Aria from the operator of the prospect, until such time as the full CDN$500,000 has been paid to 0743608.

3. Golden Aria will earn a 15% BPO (7.5% APO) interest in the Queensdale 1A9-25 / 4A2-25-6-2 W2M well and the Queensdale 4A9-25 / 2D15-25-6-2 W2M well and will also have the option to participate in further Queensdale field development if the operator of the project decides additional development is warranted.

4. A definitive agreement replacing this MOU is to be completed and signed not later than April 15, 2007.

5. The Parties hereto voluntarily elect to have any controversy, claim or dispute arising out of, or relation to any provisions of this MOU, or breach thereof, and which is not settled between the Parties themselves to be settled by arbitration in accordance with the rules of the British Columbia Arbitration & Mediation Institute, with hearings to take place in the Province of British Columbia, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof, including the award to the aggrieved party, his/her heirs, assignees and/or designees, for the full amount of remuneration, plus court costs, attorneys fees, and arbitration is irrevocable. In the event it becomes necessary for the aggrieved signatory to further enforce the provisions of the MOU, the prevailing party shall be entitled to attorney's fees and all court cost, including but not limited to, fees and costs incurred at the trial and appellate levels. The Parties further mutually agree that: (1) any litigation brought with respect to the MOU shall be maintained exclusively in the jurisdiction of British Columbia Provincial Courts. The provisions of this paragraph shall survive the expiration of or earlier termination of this MOU, coextensively with other surviving provisions of this MOU.

6. The Parties hereto acknowledge individual signature execution of this MOU and that execution of this MOU in chief and possession of a duly executed and transmitted facsimile of the original, in counterparts, is of the same legal effect and consequence as the possession of an original, and electronic or facsimile signature shall be the same as an original signature.

7. It is understood this MOU is a reciprocal one between the Parties concerning their privileged information and their contacts, and that any such information will be voluntarily returned to the respective party upon request, or upon the conclusion of each transaction.

8. This MOU is subject to satisfactory due diligence by each Party at any time prior to the payment required hereunder.

AGREED TO AND ACCEPTED

0743608 B.C. LTD.:

Per: ______________________
Authorized Signatory

Name: Chris Bunka

Title: President

GOLDEN ARIA CORP.

Per: ______________________
Authorized Signatory

Name: Gerald Carlson

Title: President